As filed with the Securities and Exchange Commission on August 4, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Midland States Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Illinois	37-1233196
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

133 West Jefferson Avenue Effingham, Illinois	62401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  333-174210

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.           Description of Registrant’s Securities to Be Registered.

A description of the common stock of Midland States Bancorp, Inc. (the “Registrant”) to be registered hereunder is set forth under the caption “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-174210), initially filed with the Securities and Exchange Commission on May 13, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus shall be deemed incorporated herein by reference.

Item 2.           Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Midland States Bancorp, Inc.

Date: August 4, 2011	By:	/s/ Jeffrey G. Ludwig
		Name:	Jeffrey G. Ludwig
		Title:	Executive Vice President and Chief
Financial Officer